EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 333-120984, 333-89347, 333-85219, 333-85061, 333-42532, 333-72282, 333-90628, 333-102645, 333-105444, 333-109293, 333-74223 and 333-01223) and Form S-8 (File No.’s 333-45253, 333-64525, 333-46589, 333-52799, 333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043, 333-42475, 333-31400, 333-31738, 333-40992, 333-43184, 333-64188, 333-109947, 333-116620 and 333-116792) of Lucent Technologies Inc. of our report dated December 14, 2005, except for the table in the twenty-third paragraph of Note 1 and Note 11, as to which the date is April 28, 2006, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
/s/ PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
May 5, 2006